Exhibit (h)(2)

                        FUND ACCOUNTING SERVICE AGREEMENT
                                     BETWEEN
                   HYPERION BROOKFIELD ASSET MANAGEMENT, INC.
                                       AND
                         MORGAN KEEGAN SELECT FUND, INC.
                         -------------------------------

         This Fund Accounting Service Agreement is made this 29th day of July, 2008 (the "Agreement"), between Morgan Keegan Select Fund, Inc., a Maryland corporation (the "Fund"), and Hyperion Brookfield Asset Management, Inc. ("HBAM"), a Delaware corporation.

         WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") with distinct series of shares of common stock (each, a "Portfolio", and collectively, the "Portfolios"); and

         WHEREAS, HBAM is investment adviser, and is capable of providing or causing others to provide, among other things, record keeping and fund accounting services in accordance with the 1940 Act, and the Securities Exchange Act of 1934 (the "1934 Act"), and the current prospectus of the Fund as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Fund wishes to retain HBAM to provide, or cause others to provide, fund accounting services for its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time, and HBAM wishes to furnish, or cause others to furnish, such services;

         NOW, THEREFORE, HBAM and the Fund in consideration of the mutual agreements contained herein agree as follows:

         1. SERVICES. HBAM agrees to provide all mutual fund accounting services to the Fund on behalf of each Portfolio required to conduct the business of the Fund or otherwise required under the 1940 Act, except such services as are normally performed by the Fund's independent accountant, and the officers of the Fund. Such services shall include, without limitation, the following:

            A. Portfolio Accounting Services:
               ------------------------------
               (1) Maintain each Portfolio's records on a trade date basis using security trade information.

               (2) Update each Portfolio's records, including share or face positions, with the effect of capital changes and corporate action announcements as known. Obtain information as to these announcements by subscribing to announcement information services that HBAM deems sufficient to remain current with industry standards. HBAM will regularly review and update such subscriptions and notify its fund customers of the changes in the information services it is using. HBAM will subscribe to additional


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                    information  services  that are  requested in writing by the
                    Fund, with information from that service used specifically and solely for the Fund's portfolio accounting and with the expense of that service charged directly to the Fund.

               (3) For each security identified by the Fund on behalf of each Portfolio for pricing, obtain a price for each valuation date from a pricing source approved by the Fund's Board of Directors. Apply the price to the security's portfolio position to determine its market value as of valuation day. In the event that a price for a given security identified for pricing is not available from the normal pricing sources for a given valuation date, obtain a price from alternative source or sources.

               (4) For each security not identified for pricing, determine its market value as of each valuation date using a method identified by the Fund from among the following:

                    (a)  Market value equals book value;

                    (b)  Market value equals face value;

                    (c) Market value equals book value less any amortization balance or plus any accretion balance (amortized cost method);

                    (d)  Another   method   approved  by  the  Fund's  Board  of
                         Directors or HBAM's Valuation Committee.

               (5) Identify interest and dividend accrual balances as of each valuation date and identify gross earnings on investments for each accounting period. Determine these amounts using:

                    (a) The security characteristics communicated at the time of purchase;

                    (b) Corrections to security characteristics subsequently provided or subsequently identified by the Fund's custodian as a result of collection activity and approved in writing by HBAM;

                    (c) Published corporate action announcements available to the public;

                    (d) For variable and floating rate notes, rate information from sources identified and approved.


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


               (6)  Determine  accretion  and  amortization   balances  on  each
                    valuation date for securities which are purchased at a premium or discount (original issue and secondary market) and which are identified in the Fund's accounting policy established by the Fund as requiring that accounting treatment. Determine these amounts using purchase price and security characteristics communicated at the time of
                    purchase   or   using   corrections   to   the   information
                    subsequently provided in writing. For those securities identified for this accounting treatment, include the daily amortization or accretion amount as a component of gross earnings on investments.

               (7) For original issue discount ("OID") debt instruments to which the Internal Revenue Service OID rules apply, calculate adjusted issue price as of each valuation date. For OID bonds also calculate the ratable position of the original issue discount for the accounting period and include that amount as part of gross income on investments for that period. Coordinate the accounting for original issue discount with the accounting for market premium or discount (Section 5 above) for those OID debit instruments purchased on the secondary market at a price other than OID adjusted issue price. Perform this calculation using the following information communicated at the time of purchase.

                    (a) Whether the debt security is one to which the Internal Revenue Service OID rules apply;

                    (b)  the original issue date;

                    (c)  the original issue price;

                    (d)  the redemption value;

                    (e)  the maturity date;

                    (f) payment dates, if on irregular intervals or payment start date and payment cycle, if on regular intervals; and

                    (g)  the original issue yield to maturity.

               (8) Determine gain/loss on security sales and identify them as to short or long term status under the Internal Revenue Code, using the tax lot relief policy elected by the Fund or recognizing sales from lots that may be specifically identified at the time trade details are communicated. Account for periodic distributions of gain to shareholders and maintain undistributed gain or loss balances as of each valuation date.


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


               (9) Provide the portfolio-based reports requested in writing by the Fund in a format as agreed to from time to time. Issue requested reports to the recipient and with the frequency identified in the request.

               (10) Compare portfolio  information in the Fund accounting system with corresponding information in the Fund's custody records. Report to the Fund any outstanding receivables of each Portfolio aged more than 30 days beyond contractual payment date.

            B. Expense Accrual and Payment Services:
               -------------------------------------

               (1) For each valuation date, calculate the expense accrual amounts as directed by each Portfolio as to methodology, rate, or dollar amount.

               (2) Initiate payment of each Portfolio's expenses by the Fund's custodian.

               (3) Account for each Portfolio's expenditures and maintain expense accrual balances at the level of accounting detail specified by the Fund.

               (4) Provide accounting information to the Fund's designated expense control agent from the Fund's accounting records as to actual expense activity versus expense accrual amounts for specified time periods.

               (5) Maintain accounting control over payment checks issued and outstanding.

            C. Fund Valuation and Financial Reporting Services:
               ------------------------------------------------

               (1) Account for share purchases, sales, exchanges, transfers, dividend reinvestment, and other share activity as reported on a timely basis by the Fund's transfer agent.

               (2) Determine net investment income (earnings) as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

               (3) Maintain a general ledger in the form defined by the Fund and as of each valuation date produce the set of financial statements in the format agreed to from time to time. Issue the statements to the recipients identified in writing by the Fund on behalf of each Portfolio and with the specified frequency.


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


               (4) For each day the Fund is open as defined in the Fund's prospectus, determine net asset value according to the accounting policies and procedures set forth in the Fund's prospectus.

               (5) Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund and Portfolio operation at such time as required by the nature and characteristics of the Fund and each Portfolio. Perform the calculations using the number of shares outstanding reported by the Fund's transfer agent to be applicable at the time of calculation.

               (6) Communicate per share price for each valuation date to newspapers, the Fund's transfer agent, and other parties as necessary.

               (7) Prepare a monthly proof package of reports in the format agreed to from time to time which documents the adequacy of accounting detail to support month-end ledger balances and reports. Distribute this package to the recipients identified in writing by the Fund behalf of each Portfolio.

            D. Tax Accounting Services:
               ------------------------

               (1) Maintain tax accounting records for each Portfolio, for expense activity and for shareholder distribution activity sufficient to support federal and state tax reporting required for Internal Revenue Service ("IRS")-defined regulated investment companies.

               (2)  Maintain tax lot detail for each Portfolio.

               (3) Calculate taxable gain/loss on security sales using the tax lot relief method defined by the Fund and recognizing sales from lots that are specifically identified.

               (4) Calculate and report the taxable components of income and capital gains distributions to the Fund's transfer agent to support tax reporting to the shareholders.

               (5)  Prepare all Federal and State tax returns.

            E. Compliance Control Services:
               ----------------------------

               (1) Make the Fund's accounting records and the requested portfolio-based reporting identified above available to the investment adviser upon request in a timely fashion so as to support its compliance-monitoring review. Provide the compliance reporting in the format requested by the Fund. Issue the requested reports to the recipients and with the frequency identified in this request.


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


               (2) Make the Fund's accounting records and the requested portfolio-based and compliance reporting identified above available upon request in a timely fashion, to the Fund's financial accountant, so as to support the Fund's compliance with all applicable regulatory filings including N-1A filings, N-SAR filing and any applicable IRS filings, and preparation of the Fund's financial statements.

               (3) Make the Fund's accounting records identified above available upon request to Securities and Exchange Commission representatives, to the Fund's auditors and to designated Fund agents for their review as to the propriety of the Fund's accounting records and the Fund's operations.

               (4) Maintain at HBAM's expense, and preserve at the Fund's expense in accordance with the 1940 Act and the rules thereunder, all such accounting records, which shall at all times be the property of the Fund.

         2. COMPENSATION. HBAM shall be compensated for providing the above-referenced services for each Portfolio of the Fund in accordance with the Fee Schedule listed on Exhibit B, attached hereto and made a part hereof, as such Exhibit B may be amended from time to time.

         3. RESPONSIBILITY OF HBAM. HBAM shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence or willful misconduct. HBAM shall be entitled to rely on, and may act upon, the reasonable advice of the Fund's auditors or of counsel (who may be counsel of the Fund) on all matters, and shall not be liable for any action reasonably taken or omitted pursuant to such advice.

         In addition, HBAM shall not be liable for any loss of data or any delay in its performance under this Agreement to the extent such loss or delay is due to causes beyond its control, including but not limited to: acts of God; interruption in, loss of or malfunction in power; significant computer hardware or systems software or telephone communication service; acts of civil or military authority; sabotage; war or civil commotion; fire; explosion; or strike beyond delivery of minimum critical services. HBAM shall use its best efforts to minimize any such loss or delay by all practical means and to replace any lost data promptly. HBAM agrees not to discriminate against the Fund in favor of any other customer of HBAM in making computer time and its personnel available to input and process the transactions hereunder when a loss or delay occurs.

         4. AMENDMENTS. HBAM and the Fund shall regularly consult with each other regarding HBAM's performance of its obligations hereunder. Any change in the Fund's registration statements under the 1933 Act, or the 1940 Act or in the forms relating to any plan, program or service offered by the current prospectus of the Fund which would require a change in HBAM's obligations hereunder shall be subject to HBAM's approval, which shall not be


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


unreasonably withheld. Neither this Agreement nor any provisions hereof may be changed, waived, discharged, or terminated orally, but only by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         5. TERM OF AGREEMENT. This Agreement shall become effective as of its execution. Thereafter, the Agreement will be renewed automatically on an annual basis; provided, however, that this Agreement may be terminated at any time by either party upon at least sixty days' prior written notice to the other party and provided further that this Agreement may be terminated immediately at any time for cause either by the Fund or HBAM. Any such termination shall not affect the rights and obligations of the parties under paragraph 3 hereof. In the event that the Fund designates a successor to any of HBAM's obligations hereunder, HBAM shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data of the Fund established or maintained by HBAM hereunder and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from HBAM's cognizant personnel in the establishment of books, records and other data by such successor. Historical records will be transferred in accordance with all then current laws and industry regulations.

         6. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         7. DELEGATION OF RESPONSIBILITIES. HBAM may carry out any of its obligations or responsibilities under this Agreement by engaging, subject to HBAM's supervision, a sub-fund accountant ("Sub-Accountant"). The Sub-Accountant's engagement will be evidenced by a separate written agreement reviewed by the Board. HBAM shall not be liable hereunder for any act or omission of any Sub-Accountant, except for failure to exercise good faith in the engagement of the Sub-Accountant and for failure to exercise appropriate supervision of such Sub-Accountant, and as may otherwise be agreed in writing. HBAM shall be solely responsible for compensating any Sub-Accountant for services rendered under any sub-accounting agreement. HBAM may, from time to time and at any time, terminate a Sub-Accountant and reassume the responsibilities assigned to such Sub-Accountant with respect to the Fund or engage another Sub-Accountant.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                        HYPERION BROOKFIELD ASSET MANAGEMENT, INC.
                        By:    _____________________________________
                            Name:
                            Title:

                        MORGAN KEEGAN SELECT FUND, INC.
                        By:    _____________________________________
                            Name:
                            Title:

                                    EXHIBIT A
                                    ---------


                                   PORTFOLIOS

                Regions Morgan Keegan Select Short Term Bond Fund

               Regions Morgan Keegan Select Intermediate Bond Fund

                  Regions Morgan Keegan Select High Income Fund


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


                                    EXHIBIT B
                                    ---------

                                                         ANNUALIZED % OF AVERAGE
PORTFOLIO                                                   DAILY NET ASSETS
---------                                                   ----------------
Regions Morgan Keegan Select Short Term Bond Fund                 0.03%
Regions Morgan Keegan Select Intermediate Bond Fund               0.03%
Regions Morgan Keegan Select High Income Fund                     0.03%
Fund Accounting Fees include Daily Valuation and Financial Statement
Preparation.


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